Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Colony Bankcorp, Inc. of our reports dated March 15, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Colony Bankcorp, Inc. and Subsidiary, appearing in the Annual Report on Form 10-K of Colony Bankcorp, Inc. for the year ended December 31, 2018.

/s/ McNair, McLemore, Middlebrooks & Co., LLC

Macon, Georgia

February 27, 2020